UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2009

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Our Chief Executive Officer and President, Armando Anido, our Chief Financial Officer, James Fickenscher, and our Vice President of Investor Relations and Corporate Communications, Will Sargent, will present to various investors during the remainder of the month of September 2009 and the month of October. A copy of the presentation materials is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. This presentation will first be used during a one-on-one meeting on September 21, 2009. Mr. Anido is scheduled to give this presentation at 10:30 a.m. on Monday, September 21, 2009 at the UBS Global Life Sciences Conference (the “Conference”) to be held September 21-23, 2009 at the Grand Hyatt in New York City.

An audio feed of the presentation at the Conference will be simultaneously webcast on Auxilium’s web site at http://www.auxilium.com and archived for future review until on or about ninety days after the Conference. The presentation materials will also be available on Auxilium’s web site until on or about October 21, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, James Fickenscher, the Company’s Chief Financial Officer, and Will Sargent, the Company’s Vice President of Investor Relations and Corporate Communications, during presentations in the remainder of the month of September 2009 and the month of October 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: September 21, 2009	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, James Fickenscher, the Company’s Chief Financial Officer, and Will Sargent, the Company’s Vice President of Investor Relations and Corporate Communications, during presentations in the remainder of the month of September 2009 and the month of October 2009.